Exhibit 10.24

Republic of Nauru

Hon. Dominic J Tabuna, M.P

Minister for Commerce Industry & Environment,

Member for Yaren

A- Government Offices, Yaren

T- +674 557 3133 ext 213

M- +674 557 3020

E- dominic.tabuna@naurugov.nr

11th April 2011

Mr. Nii Allotey Odunton

The Secretary General

International Seabed Authority

14-20 Port Royal Street

Kingston, Jamaica

Re:	Certificate of Sponsorship for Nauru Ocean Resources Inc.’s Application for Approval of a Plan of Work for Polymetallic Nodule Exploration in the Area

Dear Secretary-General,

The Republic of Nauru (“the State”), having ratified the United Nations Convention on the Law of the Sea 1982 on 23 January 1996, hereby confirms sponsorship of Nauru Ocean Resources Inc. in its application to the International Seabed Authority for a polymetallic nodule exploration contract.

The State certifies that Nauru Ocean Resources Inc. is a registered national of Nauru having been incorporated within the jurisdiction of Nauru, and is subject to the effective control of the State. Nauru Ocean Resources Inc. is controlled by Nauruan Nationals, with the majority of the Board of Directors being Nauruan, and with all shareholders domiciled in Nauru.

Nauru hereby assumes responsibility in accordance with article 139, article 153, paragraph 4, and Annex III, article 4, paragraph 4, of the United Nations Convention on the Law of the Sea 1982.

Yours Sincerely,

Hon. Dominic J Tabuna, M.P.
Minister